UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2013

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.             Regulation FD Disclosure.

On February 6, 2013, Ignite Restaurant Group, Inc. (the “Company”) announced the execution of a Purchase Agreement (the “Purchase Agreement”), entered into as of February 6, 2013, by and among the Company, Mac Parent LLC, a Delaware limited liability company (“Mac Parent”), Restaurant Holdings LLC - Series A, a Delaware limited liability company (“Holdings”), Brinker Services Corporation, a Colorado corporation (“Brinker,”) and Mac Management Investors LLC, a Delaware limited liability company (“Mac Management Investors” and together with Holdings and Brinker, the “Sellers”), pursuant to which at closing the Company will, directly or indirectly, acquire all of the issued and outstanding equity interests of Mac Parent (the “Acquisition”).  Mac Parent and its subsidiaries are in the business of operating (and franchising the right to operate) Romano’s Macaroni Grill restaurants.

In addition, on February 6, 2013, the Company will be providing supplemental information regarding the Acquisition in connection with a presentation to analysts and investors. A copy of the investor presentation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01 is being furnished to comply with Regulation FD. Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.

Item 8.01.             Other Events.

On February 6, 2013, the Company issued a press release announcing the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Investor Presentation, dated February 6, 2013
99.2	Press Release, dated February 6, 2013

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2013

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Michael J. Dixon
Michael J. Dixon
Senior Vice President and Chief Financial Officer

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